UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2020, Five Prime Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Stock”), having aggregate gross proceeds of up to $75.0 million (the “Shares”) through Cowen as its sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms of the Sales Agreement, Cowen may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Global Select Market or any other trading market for the Common Stock. The Company will pay Cowen a commission equal to three percent (3.0%) of the gross sales proceeds of any Shares sold through Cowen under the Sales Agreement, and has provided Cowen with customary indemnification and contribution rights. The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-228206), which became effective on August 22, 2019. The Company filed a prospectus supplement with the Securities and Exchange Commission on August 6, 2020 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Cooley LLP, counsel to the Company, has issued an opinion to the Company, dated August 6, 2020, relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2020, the Company issued a press release announcing its financial results for the quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information provided in this Item 2.02 of this Current Report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP

10.1	Sales Agreement by and between the Company and Cowen and Company, LLC, dated as of August 6, 2020

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on August 6, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: August 6, 2020